                                Offer to Exchange

       13 3/8% Series B Senior Subordinated Discount Notes due 2009,

        which have been registered under the Securities Act of 1933,

                        for any and all outstanding

        13 3/8% Series A Senior Subordinated Discount Notes due 2009
                                       of
                                 US UNWIRED INC.

                            To Registered Holders and
                   Book-Entry Transfer Facility Participants:

   We are enclosing herewith the material listed below relating to the offer by US Unwired Inc., a Louisiana corporation (the "Company"), to exchange its 13 3/8% Series B Senior Subordinated Discount Notes due 2009 (the "Exchange Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 13 3/8% Series A Senior Subordinated Discount Notes due 2009 (the "Existing Notes") upon the terms and subject to the conditions set forth
in the Company's Prospectus, dated           , 2000, and the related Letter of
Transmittal (which together constitute the "Exchange Offer").

   Enclosed herewith are copies of the following documents:

     1. Prospectus dated      , 2000;

     2. Letter of Transmittal;

     3. Notice of Guaranteed Delivery;

     4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner; and

     5. Letter which may be sent to your clients for whose account you hold Existing Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

   We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on      , 2000 unless
extended.

   The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

   Pursuant to the Letter of Transmittal, each holder of Existing Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Existing Notes, you will represent on behalf of such broker-dealer that the Existing Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Existing Notes for you to make the foregoing representations.

   The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer.

   The Company will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to it, except as otherwise provided in Instruction 10 of the enclosed Letter of Transmittal.

   Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          STATE STREET BANK AND TRUST COMPANY

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF US UNWIRED INC. OR STATE STREET BANK AND TRUST COMPANY OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                       2